CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED JANUARY 31, 2008 AND 2007

CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

FOR THE THREE MONTHS ENDED JANUARY 31, 2008 AND 2007

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Page
Condensed Consolidated Balance Sheets	F-1

Condensed Consolidated Statements of Income and Comprehensive Income	F-2

Condensed Consolidated Statements of Stockholders’ Equity (Deficit)	F-3

Condensed Consolidated Statements of Cash Flows	F-4

Notes to Condensed Consolidated Financial Statements	F-5 - F-15

CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	January 31,	October 31,
	2008	2007
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$1,113,768	$256,317
Restricted cash	-	715,939
Accounts receivable, net of allowances of $49,518 and $126,660	1,600,750	3,305,726
Other receivable, net of allowances of $43,421 and $125,807	494,792	936,329
Inventory	2,030,150	1,161,803
Advances	4,791,850	3,536,487

Total current assets	10,031,310	9,912,601

Property, plant and equipment, net	1,895,473	1,808,216
Rental deposits	611,514	588,613

Total assets	$12,538,297	$12,309,430

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short term loans	$2,832,625	$2,940,390
Accounts payable	1,322,096	1,761,202
Dividend payable	4,235,052	-
Bills payable	-	676,645
Other payable and accrued expenses	584,379	399,640
Advance from customers	534,690	1,054,103
Income and other tax payable	1,183,992	1,043,154
Due to related party	1,437,700	1,247,110
Long term payable - current portion	33,206	31,208

Total current liabilities	12,163,740	9,153,452

Long-term liabilities:
Long-term payable, net of current portion	23,319	31,100

Total liabilities	12,187,059	9,184,552

Minority interest in consolidated subsidiary	-	1,236
Commitments and contingencies (Note 14)

STOCKHOLDERS' EQUITY
Common stock, par value $1.00, 50,000 shares authorized, 50,000 shares issued and outstanding	50,000	50,000
Stock subscription receivable	(48,719)	(48,719)
Additional paid in capital	(529,244)	3,705,808
Retained earnings (deficit)	812,684	(500,074)
Accumulated other comprehensive income (loss)	66,517	(83,373)

Total stockholders’ equity	351,238	3,123,642

Total liabilities and stockholders' equity	$12,538,297	$12,309,430
See accompanying notes to condensed consolidated financial statements

CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three months ended
	January 31,
	2008	2007

Net sales	$3,884,250	$3,292,379

Cost of goods sold	1,323,137	1,282,118

Gross profit	2,561,113	2,010,261
Operating expenses
Advertising and promotion expense	555,441	395,440
Salaries	291,102	433,222
Other selling, general and administrative expenses	117,411	148,660
Commission	87,951	54,926
Research and development expense	22,114	15,419

	1,074,019	1,047,667

Operating profit	1,487,094	962,594

Other income and (expenses)
Interest income	4,758	2,506
Interest expenses	(84,526)	(12,491)
Allowance from government	-	76,567
Other income (expense)	(6,409)	510

Other income and (expenses)	(86,177)	67,092

Income before income taxes	1,400,917	1,029,686

Income taxes	88,159	-

Net income	1,312,758	1,029,686

Other comprehensive income
Foreign currency translation adjustment	149,890	(10,900)

Comprehensive income	$1,462,648	$1,018,786

Basic and Diluted Weighted Average Number of Shares Outstanding	50,000	50,000

Basic and Diluted Earnings per Share	$26.26	$20.59

See accompanying notes to condensed consolidated financial statements

CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(UNAUDITED)

						Accumulated
	Common stock		Stock		Retained	Other	Total
	Number of		Subscription	Additional paid	Earnings	Comprehensive	Stockholders’
	shares	Amount	receivable	in capital	(Deficit)	Income (Loss)	Equity
Balance as of October 31, 2007	50,000	$50,000	$(48,719)	$3,705,808	$(500,074)	$(83,373)	$3,123,642

Foreign currency translation	-	-	-	-	-	149,890	149,890
Dividend declared	-	-	-	(4,235,052)		-	(4,235,052)
Net income for the three months ended January 31, 2008	-	-	-	-	1,312,758	-	1,312,758
Balance at January 31, 2008 (Unaudited)	50,000	$50,000	$(48,719)	$(529,244)	$812,684	$66,517	$351,238

See accompanying notes to condensed consolidated financial statements

CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended
	January 31,
	2008	2007

Cash flow from operating activities
Net income	$1,312,758	$1,029,686
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	57,435	19,230
Allowance of bad debts-Accounts receivable	(80,332)	(37,282)
Allowance of bad debts-Other receivable	(85,882)	(5,179)
(Increase) decrease in operating assets
Accounts receivables	1,875,084	(202,404)
Other receivables	647,967	(377,673)
Inventories	(805,709)	248,580
Advance to suppliers	(1,094,092)	(268)
Other current assets	(94,242)	(15,462)
Increase (decrease) in operating liability
Accounts payable	(496,876)	44,890
Other tax payable	98,128	221,358
Advance from customers	(548,554)	(90,696)
Bills payable	(688,081)	(257,012)
Other current liabilities	165,606	337,794
Net cash provided by operating activities	263,210	915,562

Cash flows from investing activities
Purchase of equipment	(73,982)	(7,866)
Net cash used in investing activities	(73,982)	(7,866)

Cash flows from financing activities
Proceeds from bank borrowings	1,413,495	510,450
Repayment of bank loan	(1,630,956)	(382,837)
Repayment of long term payable	(8,033)	(1,360)
Proceeds (payment to acquire minority interests) from minority stockholders	(1,257)	1,276
Restricted cash	728,039	302,952
Due to related party	139,060	(1,905,302)
Net cash provided by (used in) financing activities	640,348	(1,474,821)

Effect of exchange rate changes in cash	27,875	11,734

Net increase (decrease) in cash and cash equivalents	857,451	(555,391)

Cash and cash equivalents, beginning of period	256,317	1,181,896

Cash and cash equivalents, end of period	$1,113,768	$626,505

Supplemental disclosure of cash flow information
Cash paid during the year
Interest paid	$83,288	$12,491

Supplemental disclosure of non-cash financing activities:
Dividend payable	$4,235,052	$-

See accompanying notes to condensed consolidated financial statement

CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1. Basis of Presentation

The accompanying unaudited condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP) and stated in US dollars, have been prepared by Charleston Industrial Limited and subsidiaries (collectively, the “Company”).

Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to rules and regulations of the US Securities and Exchange Commission, although the Company believes that the disclosures are adequate to make the information presented not misleading. These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that the interim condensed consolidated financial statements be read in conjunction with the October 31, 2007 audited financial statements of both Charleston Industrial Limited, and Tianjin Yayi Industrial Co., Limited and Subsidiary. The interim operations results for the three months ended January 31, 2008 may not be indicative of operating results expected for the full year.

On January 15, 2008, Charleston Industrial Limited (“Charleston”) acquired Tianjin Yayi Industrial Co., Limited (“Tianjin Yayi”) and its wholly-owned subsidiary, Weinan Milkgoat Production Co., Limited (“Weinan Milkgoat”). Under the terms of the merger agreement, all stockholders of Tianjin Yayi will receive a dividend from Charleston in the amount of $4,235,052 (RMB 30,500,000) for all of the shares of Tianjin Yayi. Since the ownership of Charleston and Tianjin Yayi are substantially the same, the merger was accounted for as a transaction between entities under common control, whereby Charleston recognized the assets and liabilities of the Tianjin Yayi transferred at their carrying amounts. Share and per share amounts have been retroactively adjusted to reflect the merger.

2. Nature of Business

Charleston Industrial Limited

Charleston is a limited liability company organized under the laws of British Virgin Islands on October 31, 2007 in anticipation of a business combination with a U.S. reporting company. Charleston issued 50,000 shares of common stock at $1 per share on the incorporation date, receiving cash of $1,281 and a subscription receivable of $48,719.

Tianjin Yayi Industrial Co., Limited

Tianjin Yayi is a Chinese enterprise incorporated in the People’s Republic of China (“PRC”) in May 1994 in accordance with the Laws of the People’s Republic of China. The Company currently engages in the processing, commercialization and distribution of a series of goat milk powder, goat milk slice, liquid goat milk as well as goat milk drink throughout the PRC.

Weinan Milkgoat Production Co., Limited

Weinan Milkgoat was formed on December 8, 2006. Tianjin Yayi invested $277,708 (equivalent to RMB 2,000,000) in Weinan Milkgoat and owned 99.5% interest in Weinan Milkgoat. Liu Li, a major shareholder of Tianjin Yayi owned the remaining interest of 0.5% amounting to $1,389 (equivalent to RMB 10,000). Weinan Milkgoat engages in processing and distribution of milk.

On December 6, 2007, Tianjin YaYi increased its investment in Weinan Milkgoat amounting to $415,174 (RMB 2,990,000) while Liu Li transferred her 0.5% interest in Weinan Milkgoat to Tianjin Yayi. As a result, Tianjin Yayi owns 100% shares of Weinan Milkgoat with a registered capital of $694,271 (RMB 5,000,000).

3. Summary of Significant Accounting Policies

The principal activities of the Company and its subsidiary consist of manufacturing and selling of goat milk powder and liquid goat milk. All activities of the Company are principally conducted by its subsidiary Tianjin Yayi operating in the PRC.

Basis of Consolidation - The unaudited condensed financial statements include the accounts of Charleston and its wholly-owned subsidiaries, Tianjin Yayi and Weinan Goatmilk. All material intercompany transactions have been eliminated in consolidation.

The consolidated financial statements have been restated for all periods prior to the merger to include the financial position, results of operations and cash flows of the commonly controlled companies.

Cash and cash equivalents - Cash and cash equivalents include cash on hand, cash accounts, interest bearing savings accounts and time certificates of deposit with a maturity of three months or less when purchased.

Inventory - Inventory is stated at the lower of cost or market, determined by the weighted average method. Work-in-progress and finished goods inventories consist of raw materials, direct labor and overhead associated with the manufacturing process.

Trade accounts receivable - Trade accounts receivable are stated at the amount management expects to collect from balances outstanding at year-end.

Outstanding account balances are reviewed individually for collectibility.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Allowances for doubtful accounts receivable balances are recorded when circumstances indicate that collection is doubtful for particular accounts receivable or as a general reserve for all accounts receivable. Management estimates such allowances based on historical evidence such as amounts that are subject to risk. Accounts receivable are written off if reasonable collection efforts are not successful.

Based on managements’ evaluation of historical experience, the following policy for allowance of doubtful accounts is established:

Trade and other receivables due:	% of Balance
Within 90 days:	1.5%
Between 91 and 180 days:	5.0%
Between 181 and 360 days:	20.0%
Between 361 and 720 days:	50.0%
Over 721 days:	100.0%

Property, plant and equipment - Property, plant and equipment are stated at cost including the cost of improvements. Maintenance and repairs are charged to expense as incurred. Assets under construction are not depreciated until construction is completed and the assets are ready for their intended use. Depreciation and amortization are provided on the straight-line method based on the shorter of the estimated useful lives of the assets or lease term as follows:

Leasehold improvement	3 years
Plant and machinery	10 years
Furniture, fixtures and equipment	5 years
Motor vehicles	5 years

Recoverability of Long Lived Assets - The Company follows Statement of Financial Accounting Standard (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. The Company is not aware of any events or circumstances that indicate the existence of impairment, which would be material to the Company’s financial statements.

3. Summary of Significant Accounting Policies – Continued

Revenue recognition - The Company recognizes revenue on product sales when products are delivered and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable. Net sales of products represent the invoiced value of goods, net of value added taxes (“VAT”), sales returns, trade discounts and allowances.  The Company is subject to VAT which is levied on majority of the Company’s products at the rate of 17% on the invoiced value of sales.  Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.  Input VAT paid is recoverable from output VAT charged to customers.

Research and development - Research and development costs are expensed as incurred. Such expenditures amounted to $22,114 and $15,418 for the three months ended January 31, 2008 and 2007, respectively.

Advertising and promotion costs - Costs incurred in direct-response advertising are capitalized and amortized on a straight-line basis over the duration of the advertising campaign. All other advertising costs are expensed as incurred. Such expenditures amounted to $555,441 and $395,440 for the three months ended January 31, 2008 and 2007, respectively.

Comprehensive income - Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

Income taxes - Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future three months of differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

Foreign currency translation - The consolidated financial statements of the Company are presented in United States Dollars (“US$”). Transactions in foreign currencies during the year are translated into US$ at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in foreign currencies on the balance sheet date are translated into US$ at the exchange rates prevailing on that date. All transaction differences are recorded in the income statement. Assets and liabilities of subsidiaries with a functional currency other than US$ are translated into US$ using period end exchange rates. Income and expense items are translated at the average exchange rates in effect during the period. Foreign currency translation differences are included as a component of Accumulated Other Comprehensive Income in Stockholders’ Equity.

Post-retirement and post-employment benefits - The Company’s subsidiary contribute to a state pension scheme in respect of its PRC employees. Other than the above, neither the Company nor its subsidiary provides any other post-retirement or post-employment benefits.

Basic Earnings Per Common Share - The Company follows SFAS No. 128, Earnings Per Share, resulting in the presentation of basic and diluted earnings per share. Since the Company does not have any common stock equivalents, the basic and diluted earnings per share are the same.

Use of estimates - The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect reported amounts in the financial statements and related disclosure in the accompanying notes. Actual results could differ from those estimates. The financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to allowance for uncollectible accounts receivable, work in process inventory valuation, inventory obsolescence, depreciation, useful lives of property, plant and equipment, taxes, contingencies, and employee benefit plans. These estimates may be adjusted as more current information becomes available and any adjustment could be significant. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

3. Summary of Significant Accounting Policies – Continued

Cost of goods sold - Cost of goods sold consists primarily of costs of raw materials, direct labor, depreciation of plant and machinery, and overhead associated with the manufacturing process

Shipping and handling cost - Shipping and handling costs related to delivery of finished goods are included in selling expenses. During the three months ended January 31, 2008 and 2007, shipping and handling costs were $61,773 and $10,692 respectively.

Retained earnings-appropriated - In accordance with the relevant PRC regulations and the Company’s Articles of Association, the Company is required to allocate its net income to statutory surplus reserve.

Statutory surplus reserve - In accordance with the relevant laws and regulations of the PRC and the articles of associations of our PRC entities, these companies are required to appropriate 10% of their net income reported in the PRC statutory accounts, after offsetting any prior years’ losses, to the statutory surplus reserve, on an annual basis. When the balance of such reserve reaches 50% of the respective registered capital of the subsidiaries, any further appropriation is optional.

The statutory surplus reserves can be used to offset prior years’ losses, if any, and may be converted into registered capital, provided that the remaining balances of the reserve after such conversion is not less than 25% of registered capital. The statutory surplus reserve is non-distributable.

4. Recently Issued Accounting Pronouncements

SFAS No. 161 – Disclosures about Derivative Instruments and Hedging

In March 2008, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on the company’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company is currently assessing the potential impact that adoption of SFAS No. 161 may have on its financial statements.

FIN 48 – Accounting for Uncertainty in Income Taxes

In June 2006, the FASB issued Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes. FIN 48 prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. FIN 48 was effective for fiscal years beginning after December 15, 2006. In January 2008, the FASB approved FASB Staff Position (FSP) No. FIN 48-6 – “Effective Date of FASB Interpretation No. 48 for Nonpublic Enterprise”, permitting nonpublic enterprise to defer implementation of FIN 48 until period beginning after December 15, 2007. The Company has not yet determined the impact of the adoption of FIN 48 on its financial statements and footnotes disclosures.

SFAS No. 157 – Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this statement relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The FASB has granted a one-year deferral for non-financial assets and liabilities to comply with this statement. The Company is evaluating the impact of the adoption of SFAS No. 157 on its financial statements and footnote disclosures.

4. Recently Issued Accounting Pronouncements - Continued

SFAS No. 159 – The Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. This statement permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company has not yet determined whether it will adopt this Statement and its impact on its financial statements and footnote disclosures.

SFAS No. 160 – Noncontrolling interest in Consolidated Financial Statements

On December 4, 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, Noncontrolling interest in Consolidated Financial Statements (SFAS No. 160). SFAS No. 160 requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements. The statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and expands disclosures in the consolidated financial statements. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. The Company has not yet determined the impact of the adoption of SFAS No. 160 on its financial statements and footnote disclosures.

SFAS No. 141R – Business Combinations

On December 4, 2007, the FASB issued SFAS No.141R, Business Combinations (SFAS No. 141R). SFAS No. 141R requires the acquiring entity in a business combination to recognize all the assets acquired and liabilities assumed, establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to expand disclosures about the nature and financial effect of the business combination. SFAS No. 141R is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company has not yet determined the impact of the adoption of SFAS No. 141R on its financial statements and footnote disclosures.

5. Cash and Cash Equivalents

Cash and cash equivalents are summarized as follows:

	January 31,	October 31,
	2008	2007
	(unaudited)	(audited)

Cash at bank	$1,111,346	$239,727
Cash on hand	2,422	16,590
	$1,113,768	$256,317

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents and pledged deposits.  As of January 31, 2008 and October 31, 2007, substantially all of the Company’s cash and cash equivalents were held by major banks located in the PRC, which management believes are of high credit quality.

6. Other Receivables

	January 31,	October 31,
	2008	2007
	(unaudited)	(audited)

Advance to staff	$141,848	$221,335
Loan receivable from unrelated party	222,162	681,632
Prepayment	174,203	159,169
	538,213	1,062,136
Less: allowance for bad debts	(43,421)	(125,807)
Total	$494,792	$936,329

Loan receivable from unrelated party represents refund due from Nanda Technology Company Limited for research and development contract that was terminated.

7. Inventory

Inventory by major categories are summarized as follows:

	January 31,	October 31,
	2008	2007
	(unaudited)	(audited)

Raw materials	$456,777	$347,531
Packaging	536,171	485,188
Finished goods	1,037,202	329,084
	2,030,150	1,161,803
Less: allowances for slow moving items	-	-
Total	$2,030,150	$1,161,803

8. Advances

	January 31,	October 31,
	2008	2007
	(unaudited)	(audited)
Advances to Tianjin Mengyang Biological Development Co., Ltd (“Tianjin Menyang”)
- 70% of the total consideration of the office building according to the sales and purchase agreement	$2,880,946	$3,207,298
- other advance	1,043,118	-
Advanced payment to suppliers	867,786	329,189

Total	$4,791,850	$3,536,487

9. Property, Plant and Equipment

Property, plant and equipment consist of the following:

	January 31,	October 31,
	2008	2007
	(unaudited)	(audited)

At cost:
Leasehold improvement	$65,424	$62,974
Plant and machinery	1,871,032	1,786,764
Furniture, fixtures and equipment	91,097	67,608
Motor vehicles	187,217	141,729
	2,214,770	2,059,075
Less: accumulated depreciation and amortization	(319,297)	(250,859)
Net book value	$1,895,473	$1,808,216

Motor vehicles are collateralized against long term payable (Note 12).

During the three months ended January 31, 2008, depreciation expenses amounted to $57,435, among which $30,555 and $26,880 were recorded as cost of sales and administrative expense, respectively.

During the three months ended January 31, 2007, depreciation expenses amounted to $19,230, among which $11,621 and $7,609 were recorded as cost of sales and administrative expense, respectively.

10. Short Term Loans

Short-term loans due within one year as of January 31, 2008 and October 31, 2007 consist of the following:

			January 31,	October 31,
			2008	2007
			(unaudited)	(audited)
Bank	Loan Period	Interest Rate
Industrial & Commercial Bank	November 26, 2007 to November 12, 2008	8.0%	$555,417	$534,616
Rural Cooperative Bank	December 29, 2007 to December 27, 2008	9.0%	888,667	1,069,233
Tianjin City Commercial Bank	July 12, 2007 to July 11, 2008	8.5%	1,388,541	1,336,541
			$2,832,625	$2,940,390

Short-term loans are guaranteed by third parties in which the Company paid a guarantee fee based on 1.0% to 1.5% of the guaranteed amount. Guarantee fee included in interest expense for the three months ended January 31, 2008 was $18,484. There was no guarantee fee for the three months ended January 31, 2007.

11. Due to a Related Party

	January 31,	October 31,
	2008	2007
	(unaudited)	(audited)

Liu Li, a director of the Company	$1,437,700	$1,247,110

The amount due to Liu Li is unsecured with no stated interest or repayment terms and for the use as working capital.

12. Long-Term Payable

As of January 31, 2008 and October 31, 2007, the Company has the following long-term loans for the purchase of three motor vehicles:

	January 31,	October 31,
	2008	2007
	(unaudited)	(audited)

Installment loan from Bank of Agriculture, interest at 5.28% per annum, monthly principal and interest payment of $200 from May 19, 2005 to May 18, 2008	$530	$1,100

Installment loan GMAC-SAIC Automotive Finance Company Limited, interest at 7.33% per annum, monthly principal and interest payment of $322 from July 15, 2005 to June 17, 2009	5,090	5,801

Installment loan from Daimler-Chrysler Automotive Finance Ltd, interest at 7.83% per annum, monthly principal and interest payment of $2,484 from September 30, 2007 to September 30, 2009	50,905	55,407
	$56,525	$62,308
Less: current portion	(33,206)	(31,208)
Long-term payable, net of current portion	$23,319	$31,100

Future maturities of long-term loans as of January 31, 2008 are as follows:

2009	$33,206
2010	23,319
$56,525

13. Income and Other Tax Payables

Income and other tax payables consist of the following:

	January 31,	October 31,
	2008	2007
	(unaudited)	(audited)

Income tax payable	$90,067	$-
Value added tax payable	1,074,447	1,032,176
Individual income withholding tax payable	2,866	2,468
Other tax payables	16,612	8,510
	$1,183,992	$1,043,154

The Company utilizes the asset and liability method of accounting for income taxes in accordance with SFAS No. 109. As approved by the relevant tax authority in the PRC, Tianjin Yayi was fully exempted from PRC enterprises income tax for three years starting from 2004 through December 31, 2007. Effective January 1, 2008, the statutory PRC tax rate is 25% (prior to January 1, 2008, the statutory PRC rate was 33%). Since the Company was exempt from income tax for the months of November and December 2007, the effective tax rate for the three months ended March 31, 2008 is less than the statutory rate.

Income tax expense for the three months ended January 31, 2008 was $88,159. No provision for Weinan Milkgoat has been made as Weinan Milkgoat incurred losses during the three months ended January 31, 2008 and 2007.

No provision for deferred taxes has been made as there were no material temporary differences at January 31, 2008 and October 31, 2007.

14. Commitments and Contingencies

Operating Leases
In the normal course of business, the Company leases office space and factory under operating lease agreements, which expire through 2029. The Company rents office space, primarily for regional sales administration offices, in commercial office complexes that are conducive to administrative operations. The operating lease agreements generally contain renewal options that may be exercised at the Company's discretion after the completion of the base rental terms. In addition, many of the rental agreements provide for regular increases to the base rental rate at specified intervals, which usually occur on an annual basis.  On January 15, 2007 the Company signed a factory and warehouse leasing agreement with Tianjin Mengyang to rent a total gross area of 30,165 square meters for an annual rent of $1,223,052 (RMB 8,808,180) for 21 years from September 1, 2008 to August 31, 2029. A half-year deposit of $611,514 (equivalent to RMB 4,404,090) was paid as of January 31, 2008. The property is to be located in Jinghai Industrial Park and Tianjin Mengyang is responsible for its construction.

As of January 31, 2008, the Company was obligated under operating leases requiring minimum rentals as follows:

Fiscal year
Remainder of Fiscal 2008	$254,567
2009	1,270,530
2010	1,270,530
2011	1,270,530
2012	1,270,530
Thereafter	20,414,808
$25,751,495

During the three months ended January 31, 2008 and 2007, rent expenses amounted to $46,147 and $24,608 respectively.

14. Commitments and Contingencies- Continued

Purchase of Office Building
On January 15, 2007, the Company signed a sales and purchase agreement with Tianjin Mengyang to construct a 4-story office building of an approximate construction area of 7,800 square meters situated at Jinghai Industrial Park for a total consideration of $4,115,638 (equivalent to RMB 29,640,000). Tianjin Mengyang is responsible for renovation of the office building. The Company is to pay a deposit of 70% of the total consideration. As of January 31, 2008, the Company paid the 70% in accordance with the agreement. The Company also advanced Tianjin Mengyang an amount of $1,043,118 (equivalent to RMB 7,512,327) as of January 31, 2008. The advance would be offset against the 30% balance due of $1,234,691 (equivalent to RMB 8,892,000) when the construction of the building is completed. The estimated time of completion of the office building is September 2008.

Purchase of raw material
The Company signed agreement with 11 village committees for the purchase of goat milk and goat placenta to ensure the steady supply of its raw material. The details of agreements are listed as follows and the Company is obligated under the purchase agreement requiring minimum purchases as follows:

Fiscal year	Tons

Remainder of Fiscal 2008	1,654
2009	2,205
2010	2,205
2011	2,145
2012	1,869
Thereafter	713
10,791

The price for the goat milk and goat placenta is determined by market. As of January 31, 2008, the market price for the goat milk and goat placenta is $486/ton (equivalent to RMB3,500/ton).

Process contracts
On December 30, 2006 the Company entered into a process contract with a third party. The third party will provide production facility, office, dormitory, equipment and personnel to process liquid milk. The minimum monthly fee is $16,700 (RMB120,000) which is based on a minimum annual production commitment of 800 metric tons at $250 (RMB 1,800) per metric ton. This contract expires on December 29, 2008 and is automatically renewed at end of term. As of January 31, 2008, the Company was obliged under this contract for a minimum fees of approximately $150,300 (RMB1,080,000) for the remaining period of the fiscal year ending October 31, 2008 and $33,400 (RMB 240,000) for fiscal year ending Oct 31, 2009.

On April 1, 2007, the Company entered into a process contract with a third party. The third party will provide production facility, equipment and personnel to process liquid milk. The monthly fee is approximately $14,300 (RMB103,000) and the contract expires on December 31, 2009. As of January 31, 2008, the Company was obligated under this contract for a minimum fee of approximately $128,700 (RMB927,000) for the remaining period of the fiscal year ending October 31, 2008, and $171,600 (RMB1,236,000) for fiscal year ending 2009 and $28,600 (RMB206,000) for fiscal year ending October 31, 2010.

15. Concentrations, Risks, and Uncertainties

The Company has the following concentrations of business with customer’s constituting greater than 10% of the Company’s gross sales which are entirely in China:

	Three months ended January 31, 2008 (unaudited)	Three months ended January 31, 2007 (unaudited)

Shanghai Zhengchi Hotel	-	29%
ChengDu YingLan Business and Trade Co.,Ltd	11%	9%
Fuzhou Shanyang Trade Co., Ltd	10%	9%

As at January 31, 2008, amount due from these customers included in accounts receivable was approximately $686,000.

The Company has not experienced any significant difficulty in collecting its accounts receivable in the past and is not aware of any financial difficulties being experienced by its major customers.

The Company has the following concentrations of business with suppliers constituting greater than 10% of the Company’s purchasing volume:

	Three months ended January 31, 2008 (unaudited)	Three months ended January 31, 2007 (unaudited)

Pacific Dairy Co., Ltd	-	19%
Tianjin Huaai Group	-	16%
Xi'an Qinlong Children Food Co., Ltd	23%	15%

As at January 31, 2008, amount due to these suppliers included in accounts payable was approximately $205,000.

16. Operating Risk

Interest rate risk

The interest rates and terms of repayment of bank and other borrowings are disclosed in Note 10. Other financial assets and liabilities do not have material interest rate risk.

Credit risk

The Company is exposed to credit risk from its cash at bank, fixed deposits, and bills and accounts receivable. The credit risk on cash at bank and fixed deposits is limited because the counterparties are recognized financial institutions. Bills and accounts receivable are subjected to credit evaluations. An allowance has been made for estimated irrecoverable amounts determined by reference to past default experience and the current economic environment.

Foreign currency risk

Most of the transactions of the Company were settled in Renminbi, which is the Company’s functional currency, therefore the Company does not have significant foreign currency risk exposure.

Company’s operations are substantially in foreign countries

Substantially all of the Company’s products are manufactured in China. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in China. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations.